FOR IMMEDIATE RELEASE

GABLES REPORTS FOURTH QUARTER EARNINGS

BOCA RATON, FLORIDA – February 3, 2004 – Gables Residential (NYSE:GBP) (the “Company”) today reported earnings for the fourth quarter. Net income available to common shareholders was $0.73 per diluted share and funds from operations (“FFO”) available to common shareholders achieved the mid-point of the Company’s guidance at $0.53 per diluted share.  Both earnings measurements include a charge of $1.3 million, or $0.04 per diluted share, that was recorded in connection with the redemption of the Company’s 8.625% Series B Preferred Units in November 2003.

Net income available to common shareholders for the quarter was $20.9 million, or $0.73 per diluted share, compared to $11.4 million, or $0.47 per diluted share, for the comparable period of 2002.  The fourth quarter 2003 results included gains from asset sales of $20.3 million, or $0.61 per diluted share, compared to $7.7 million, or $0.25 per diluted share, for the fourth quarter 2002.  In addition, the fourth quarter 2003 results included a charge of $1.3 million, or $0.04 per diluted share, that was recorded in connection with the Company’s redemption of its 8.625% Series B Preferred Units in November 2003.  This charge is discussed in more detail on page 4.

For the year ended December 31, 2003, net income available to common shareholders was $49.1 million, or $1.87 per diluted share, compared to $45.7 million, or $1.85 per diluted share, for the comparable period of 2002.  The 2003 results included gains from asset sales of $37.7 million, or $1.20 per diluted share, compared to $32.4 million, or $1.06 per diluted share, for the comparable period in 2002.  In addition, the 2003 results included the fourth quarter 2003 charge of $1.3 million, or $0.04 per diluted share, related to the redemption of the 8.625% Series B Preferred Units.  The year ended December 31, 2002 results included (i) the third quarter 2002 charge of $4.0 million, or $0.13 per diluted share, related to the redemption of the 8.3% Series A Preferred Shares and (ii) the second quarter 2002 unusual items charge of $1.7 million,

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or $0.05 per diluted share, that was recorded in connection with an early extinguishment of debt in May 2002. These charges are discussed in more detail on page 5.

FFO available to common shareholders for the quarter was $17.7 million, or $0.53 per diluted share, compared to $19.9 million, or $0.66 per diluted share, for the comparable period of 2002.  FFO available to common shareholders for the year ended December 31, 2003 was $75.0 million, or $2.39 per diluted share, compared to $75.8 million, or $2.47 per diluted share, for the comparable period of 2002.  The FFO metric excludes gain on sale of previously depreciated operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 14.

This earnings release is available on Gables Residential’s website at www.gables.com. Please click on “Investor Relations” then “Financial Information/Earnings Releases” or go directly to this web address: www.gables.com/q403earningsrelease.

The Company produces Earnings Release Supplements (“the Supplements”) that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company’s website and through e-mail distribution. Access to the Supplements through the Company’s website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company’s website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

The Company will host a conference call on Wednesday, February 4, 2004 at 12:00 p.m. Eastern Time.  Gables executives will discuss fourth-quarter earnings, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential's website at www.gables.com.  Please click on “Investor Relations” then “Calendar of Events/Conference Calls” or go directly to this web address: www.gables.com/conferencecalls.  Those listening by phone should call in 5-10 minutes

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before conference time to (800) 884-5695 and use the passcode 65836712.  International callers or those in the 617 area code should call (617) 786-2960.

A playback of the conference call will be available from 4:00 p.m. Eastern Time on Wednesday, February 4, 2004 until midnight on Friday, February 13, 2004.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The Gables playback code is 84743750.  The playback can also be accessed for 12 months following the conference call via Gables Residential’s website at www.gables.com/webcasts.

Operating Results for the Fourth Quarter 2003 Compared to the Fourth Quarter 2002

The Company’s markets and portfolio continue to feel the residual impact of the national economy’s job-growth contraction and related decline in renter demand.  On a same-store basis, total revenues declined 3.1% and property operating and maintenance expenses increased 2.2%, resulting in a 5.9% reduction in property net operating income (“NOI”).   A detail of the same-store results by market is presented on page 15.  Expense comparisons in certain markets are skewed as a result of the recordation of property tax true-up adjustments and appeal settlements in both the fourth quarters of 2003 and 2002.  A ratable recordation of property taxes throughout both 2003 and 2002 would result in an increase in expenses of 1.4%, and a decline in NOI of 5.5%, from the fourth quarter 2002 to the fourth quarter 2003.  Property operating and maintenance expenses increased 1.0% from the full year 2002 to the full year 2003.

Investment and Disposition Activity

During the quarter, the Company sold Bradford Place and Bradford Pointe, a total of 732 apartment homes, in suburban Houston for $42.5 million, resulting in a gain of $20.3 million.  “We have been very successful with portfolio allocation objectives in Houston during the past two years with over $225 million in asset sales.  This represents over 3,400 apartment homes and has reduced our Houston allocation as the market was peaking.  Today, more than 95% of our revenues in Houston are generated from our desired EPN ™ locations,” noted Chris Wheeler, CEO.

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Development commenced for 450 apartment homes located in Palm Beach County in South Florida adjacent to the recently announced location of the Scripps Research Institute, which is expected to employ up to 50,000 people over the next 15 years.  Gables Montecito is expected to cost approximately $56 million and deliver apartments for occupancy beginning in the second quarter of 2005.  Development also commenced for 76 townhomes in the third phase of Gables West Park Village in Tampa.  This development is owned in a joint venture and costs are expected to approximate $10 million.

“We were much more active on the new investment front in 2003 as the signs of the economic recovery took hold, “ stated Mr. Wheeler.  During 2003, the Company completed construction of 832 apartment homes for $120 million, acquired 820 apartment homes for $122 million, sold 1,673 apartment homes for $113 million and commenced construction of 1,323 apartment homes expected to cost approximately $160 million.  “Our research indicated that the national economic recovery would begin to manifest itself in a number of our resilient markets first.  Our decision to deliver new income streams in late 2004 and 2005 into rising demand from job growth continues to be validated and will allow us to generate outsized returns relative to acquisitions and slow growth markets that are not resilient,” noted Mr. Wheeler.

Capital Transactions

On November 17, 2003, the Company redeemed its 2.0 million outstanding 8.625% Series B Preferred Units for $50 million plus accrued and unpaid distributions.   In connection with the issuance of the Series B Preferred Units in November 1998, the Company incurred $1.3 million in issuance costs and recorded such costs as a reduction of shareholders’ equity.  As a result, the redemption price of the Series B Preferred Units exceeded the related carrying value by the amount of the issuance costs.  Upon redemption in the fourth quarter of 2003, the Company recorded the $1.3 million excess as a reduction of earnings in arriving at both net income available to common shareholders and funds from operations available to common shareholders.  This accounting treatment is in accordance with a clarification by the SEC staff in July 2003 of EITF Abstracts, Topic No. D-42,  “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.”

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Also during the quarter, the Company expanded its unsecured line of credit from $252 million to $300 million.  In addition to these items, in 2003, the Company issued $75 million of 7.5% Series D Preferred Shares and received $79 million of net proceeds from a common share offering at a gross price of $32.81 per share.  "We were able to lower our cost of capital during the year and provide additional financial flexibility as we started to increase our investment volume in conjunction with the economic recovery occurring in the markets we have selected for investments," stated Mr. Wheeler.

Unusual Items

In May 2002, the Company expensed approximately $1.7 million of early debt extinguishment costs.  Under accounting rules in effect at that time, these costs were classified as an extraordinary item and, as such, did not reduce FFO.  In April 2002, SFAS No. 145 was issued.  The Company adopted this standard on its January 1, 2003 effective date and pursuant to the new rules, reclassified the $1.7 million of early debt extinguishment costs from extraordinary items to unusual items.  In the computation of FFO pursuant to the NAREIT definition outlined on page 7, net income is adjusted for extraordinary items but is not adjusted for unusual items.  As such, previously reported FFO for the year ended December 31, 2002 has been reduced by $1.7 million.  The adoption of this standard had no impact on previously reported net income.

Original Issuance Costs Associated with the Redemption of Preferred Shares in 2002

In August 2002, the Company redeemed its 4.6 million outstanding 8.3% Series A Cumulative Redeemable Preferred Shares for $115 million plus accrued and unpaid dividends.  In connection with the issuance of the Series A Preferred Shares in July 1997, the Company incurred $4.0 million in issuance costs and recorded such costs as a reduction of shareholders’ equity.  As a result, the redemption price of the Series A Preferred Shares exceeded the related carrying value by the amount of the issuance costs.  The July 2003 clarification of Topic No. D-42 discussed above became effective for the third quarter 2003 and was required to be reflected retroactively in the financial statements of prior periods.  Therefore, the Company has reduced its previously reported net income available to common shareholders and funds from operations available to common shareholders for the year ended December 31, 2002 by the $4.0 million excess.

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Earnings Guidance

The Company’s guidance for the first quarter of 2004 and the full year 2004 for net income and FFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

First Quarter 2004:
	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.44	$1.10
Add: Expected real estate asset depreciation and amortization	0.46	0.46
Less: Expected gain on sale of operating real estate assets	-0.38	-1.02
Expected FFO available to common shareholders	$0.52	$0.54

Same-Store Operating Assumptions to the Company’s Guidance (1):
Total property revenues	-3.50%	-2.50%
Property operating and maintenance expenses	4.25%	3.25%
Property net operating income (NOI)	-7.50%	-5.50%

(1) Represents the projected change from the first quarter 2003 to the first quarter 2004.

Full Year 2004:
	Range
	Low-End	High-End
Expected net income available to common shareholders	$1.98	$3.04
Add: Expected real estate asset depreciation and amortization	1.85	1.90
Less: Expected gain on sale of operating real estate assets	-1.50	-2.50
Expected FFO available to common shareholders	$2.33	$2.44

Same-Store Operating Assumptions to the Company’s Guidance (3):
Total property revenues	0.50%	2.00%
Property operating and maintenance expenses	3.00%	2.00%
Property net operating income (NOI) (4)	-1.00%	2.00%

(3) Represents the projected change from 2003 to 2004. (4) A 1.0% increase or decrease in same-store property NOI has an approximate $0.03 impact on FFO per diluted share.

The mid-point for FFO guidance for the full year 2004 is $2.39 per diluted share, which compares to the current First Call Consensus Earnings Estimates of $2.41 per diluted share.  The reduction in guidance is attributable to slight revisions in projected same-store NOI and revised expectations of higher costs for acquisitions as the market begins to acknowledge NOI growth potential in acquisition underwriting.  The Company reiterated that its overall projections for same-store performance are predicated on a substantial improvement in the second half of the year as apartment demand increases from expected job growth in its markets.

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Discontinued Operations

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

Funds from Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT").  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such

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as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures.  Because FFO excludes real estate asset depreciation and amortization, AFFO represents a useful supplemental operating performance measure because it takes into consideration recurring value retention capital expenditures.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These

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costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches stabilized occupancy.  For purposes of the period-end community charts, once a community has reached a stabilized occupancy level it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

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Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price

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changes that exceed the NAREIT apartment sector index and the Company's ability to achieve its expectations for first quarter 2004 and full year 2004 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live ® , Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods ™ (“EPN’s”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN ™ locations with barriers to entry, the Company expects to achieve its strategic objective.

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The Company is one of the largest apartment operators in the nation and currently manages 51,310 apartment homes in 182 communities, owns 84 communities with 22,887 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Tampa and Washington, DC and has an additional 9 communities with 2,593 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential’s website at www.gables.com.

GABLES RESIDENTIAL		13
Consolidated Statements of Operations
December 31, 2003
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues:
Rental revenues	$ 53,725	$ 49,835	$ 208,394	$ 198,005
Other property revenues	2,867	2,494	11,809	11,118
Total property revenues	56,592	52,329	220,203	209,123

Property management revenues	2,350	1,857	8,495	7,309
Ancillary services revenues	1,817	1,731	7,282	8,317
Interest income	9	42	173	378
Other revenues	624	39	1,168	700
Total other revenues	4,800	3,669	17,118	16,704

Total revenues	61,392	55,998	237,321	225,827

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,666	18,486	79,668	74,279
Real estate asset depreciation and amortization	13,231	12,033	50,592	44,557
Property management (owned and third party)	4,271	3,267	15,169	12,897
Ancillary services	953	1,276	4,255	5,236
Interest expense and credit enhancement fees	11,264	11,074	44,756	42,349
Amortization of deferred financing costs	507	378	1,907	1,336
General and administrative	2,143	1,650	8,800	7,377
Corporate asset depreciation and amortization	646	436	2,046	1,722
Unusual items	-	-	-	1,687
Total expenses	53,681	48,600	207,193	191,440

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	7,711	7,398	30,128	34,387

Equity in income of joint ventures	15	41	265	2,900
Gain on sale of previously depreciated operating real estate assets	-	-	-	17,906
Gain on sale of land and development rights	-	32	-	2,100
Minority interest of common unitholders in Operating Partnership	(492)	(1,086)	(3,215)	(8,241)
Minority interest of preferred unitholders in Operating Partnership	(539)	(1,078)	(3,773)	(4,312)

Income from continuing operations	6,695	5,307	23,405	44,740

Operating income from discontinued operations, net of minority interest	247	826	2,189	3,830
Gain on disposition of discontinued operations, net of minority interest	17,449	6,156	31,698	7,919
Income from discontinued operations, net of minority interest	17,696	6,982	33,887	11,749

Net income	24,391	12,289	57,292	56,489

Dividends to preferred shareholders	(2,193)	(843)	(6,903)	(6,819)
Original issuance costs associated with redemption of preferred shares	(1,327)	-	(1,327)	(4,009)

Net income available to common shareholders	$ 20,871	$ 11,446	$ 49,062	$ 45,661

Weighted average number of common shares outstanding - basic	28,430	24,389	25,920	24,618
Weighted average number of common shares outstanding - diluted	33,255	30,325	31,452	30,684

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)	$ 0.11	$ 0.18	$ 0.59	$ 1.38
Income from discontinued operations, net of minority interest	$ 0.62	$ 0.29	$ 1.31	$ 0.48
Net income available to common shareholders	$ 0.73	$ 0.47	$ 1.89	$ 1.85

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)	$ 0.11	$ 0.18	$ 0.58	$ 1.37
Income from discontinued operations	$ 0.62	$ 0.29	$ 1.28	$ 0.48
Net income available to common shareholders	$ 0.73	$ 0.47	$ 1.87	$ 1.85

GABLES RESIDENTIAL	14
Funds From Operations and Adjusted Funds From Operations
December 31, 2003
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2003	2002	2003	2002

Net income available to common shareholders	$ 20,871	$ 11,446	$ 49,062	$ 45,661

Minority interest of common unitholders in Operating Partnership:
Continuing operations	492	1,086	3,215	8,241
Discontinued operations	2,875	1,673	6,475	2,836
Total	3,367	2,759	9,690	11,077

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	13,231	12,033	50,592	44,557
Wholly-owned real estate assets - discontinued operations	135	887	1,926	3,342
Joint venture real estate assets	414	410	1,471	1,501
Total	13,780	13,330	53,989	49,400

Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets - continuing operations	-	-	-	(17,906)
Wholly-owned real estate assets - discontinued operations	(20,283)	(7,631)	(37,693)	(9,829)
Joint venture real estate assets	-	-	-	(2,611)
Total	(20,283)	(7,631)	(37,693)	(30,346)

Funds from operations available to common shareholders
- basic and diluted	$ 17,735	$ 19,904	$ 75,048	$ 75,792

Recurring value retention capital expenditures:
Carpet and flooring	1,273	1,561	5,265	6,401
Appliances	182	237	697	821
Other additions and improvements	958	1,429	4,536	5,855
Total	2,413	3,227	10,498	13,077

Adjusted funds from operations available to common
shareholders - basic and diluted	$ 15,322	$ 16,677	$ 64,550	$ 62,715

Average common shares and units outstanding - basic	33,109	30,305	31,346	30,571
Average common shares and units outstanding - diluted	33,255	30,325	31,452	30,684

Per common share data - basic:
Funds from operations available to common shareholders	$ 0.54	$ 0.66	$ 2.39	$ 2.48
Adjusted funds from operations available to common shareholders	$ 0.46	$ 0.55	$ 2.06	$ 2.05

Per common share data - diluted:
Funds from operations available to common shareholders	$ 0.53	$ 0.66	$ 2.39	$ 2.47
Adjusted funds from operations available to common shareholders	$ 0.46	$ 0.55	$ 2.05	$ 2.04

Common shares and units outstanding reconciliation:
Average common shares and units outstanding - basic	33,109	30,305	31,346	30,571
Incremental shares from assumed conversions of:
Stock options	134	12	96	106
Other	12	8	10	7
Average common shares and units outstanding - diluted	33,255	30,325	31,452	30,684

GABLES RESIDENTIAL				15
Results of Property Operations - Fourth Quarter Comparisons
December 31, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended December 31, 2003 ("4Q 2003") and December 31, 2002 ("4Q 2002") is as follows:

				Number of
				4Q 2003
				Apt. Homes	4Q 2003	4Q 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				15,967	$ 43,041	$ 44,410	$ (1,369)	-3.1%	(A)
Triple net master lease communities				728	1,850	1,865	(15)	-0.8%
Communities stabilized in 4Q 2003, but not in 4Q 2002				2,652	7,381	4,899	2,482	50.7%
Development and lease-up communities				1,681	3,032	179	2,853	1593.9%
Communities under renovation or not fully operational				639	1,288	976	312	32.0%
Acquired stabilized communities (2)				-	-	-	-	-
Sold communities (3)				-	-	-	-	-
Total property revenues				21,667	$ 56,592	$ 52,329	$ 4,263	8.1%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 15,834	$ 15,496	$ 338	2.2%	(A)
Triple net master lease communities					204	219	(15)	-6.8%
Communities stabilized in 4Q 2003, but not in 4Q 2002					2,792	2,295	497	21.7%
Development and lease-up communities					1,294	58	1,236	2131.0%
Communities under renovation or not fully operational					542	418	124	29.7%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property operating and maintenance expenses					$ 20,666	$ 18,486	$ 2,180	11.8%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 27,207	$ 28,914	$ (1,707)	-5.9%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 4Q 2003, but not in 4Q 2002					4,589	2,604	1,985	76.2%
Development and lease-up communities					1,738	121	1,617	1336.4%
Communities under renovation or not fully operational					746	558	188	33.7%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property net operating income (NOI)					$ 35,926	$ 33,843	$ 2,083	6.2%

Total property NOI as a percentage of total property revenues					63.5%	64.7%	-	-1.2%

(1) Communities that were owned and fully stabilized throughout both 4Q 2003 and 4Q 2002 ("same-store").
(2) Stabilized communities that were acquired subsequent to October 1, 2003.
(3) Communities that were sold subsequent to October 1, 2002.

(4)  Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operations expenses, interest expense and depreciation and amortization expense.

(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 60 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 4Q 2002 to 4Q 2003 in
	Apartment	4Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 4Q 2003	in 4Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	32.1%	95.3%	93.7%	0.7%	0.8%	-3.4%	3.1%
Houston	3,857	22.4%	92.9%	91.4%	-2.3%	-5.6%	3.2%	-10.3%
Atlanta	3,431	16.9%	92.9%	89.8%	0.6%	-4.8%	-4.5%	-5.0%
Austin	1,677	11.9%	93.5%	92.5%	-0.8%	-5.1%	11.5%	-12.7%
Dallas	1,300	10.2%	93.8%	91.0%	-1.7%	-3.9%	20.6%	-14.0%
Washington, D.C.	82	1.9%	95.4%	95.3%	-0.5%	0.6%	-27.3%	11.3%
Other	1,243	4.6%	90.0%	81.3%	-4.0%	-2.7%	8.9%	-11.5%
Totals	15,967	100.0%	93.7%	91.3%	-0.7%	-3.1%	2.2%	-5.9%

GABLES RESIDENTIAL				16
Results of Property Operations - Year-to-Date Comparisons
December 31, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the years ended December 31, 2003 ("YTD 2003") and December 31, 2002 ("YTD 2002") is as follows:

				Number of
				YTD 2003
				Apt. Homes	YTD 2003	YTD 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				15,790	$ 171,906	$ 175,882	$ (3,976)	-2.3%	(A)
Triple net master lease communities				728	7,400	7,461	(61)	-0.8%
Communities stabilized in YTD 2003, but not in YTD 2002				540	8,406	6,440	1,966	30.5%
Development and lease-up communities				2,076	11,634	3,762	7,872	209.3%
Communities under renovation or not fully operational				2,199	18,482	14,680	3,802	25.9%
Acquired stabilized communities (2)				334	2,375	-	2,375	-
Sold communities (3)				-	-	898	(898)	-100.0%
Total property revenues				21,667	$ 220,203	$ 209,123	$ 11,080	5.3%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 62,450	$ 61,849	$ 601	1.0%	(A)
Triple net master lease communities					815	876	(61)	-7.0%
Communities stabilized in YTD 2003, but not in YTD 2002					3,034	2,840	194	6.8%
Development and lease-up communities					4,845	2,170	2,675	123.3%
Communities under renovation or not fully operational					7,702	6,267	1,435	22.9%
Acquired stabilized communities (2)					822	-	822	-
Sold communities (3)					-	277	(277)	-100.0%
Total property operating and maintenance expenses					$ 79,668	$ 74,279	$ 5,389	7.3%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 109,456	$ 114,033	$ (4,577)	-4.0%	(A)
Triple net master lease communities					6,585	6,585	-	0.0%
Communities stabilized in YTD 2003, but not in YTD 2002					5,372	3,600	1,772	49.2%
Development and lease-up communities					6,789	1,592	5,197	326.4%
Communities under renovation or not fully operational					10,780	8,413	2,367	28.1%
Acquired stabilized communities (2)					1,553	-	1,553	-
Sold communities (3)					-	621	(621)	-100.0%
Total property net operating income (NOI)					$ 140,535	$ 134,844	$ 5,691	4.2%

Total property NOI as a percentage of total property revenues					63.8%	64.5%	-	-0.7%

(1) Communities that were owned and fully stabilized throughout both YTD 2003 and YTD 2002 ("same-store").
(2) Stabilized communities that were acquired subsequent to January 1, 2003.
(3) Communities that were sold subsequent to January 1, 2002.
(4) See (4) on page 14.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 59 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2002 to YTD 2003 in
	Apartment	YTD 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2003	in YTD 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	31.6%	95.0%	93.5%	1.5%	0.5%	1.9%	-0.2%
Houston	3,857	23.3%	94.5%	93.2%	0.6%	-1.7%	1.2%	-3.3%
Atlanta	3,431	18.0%	93.7%	91.1%	2.7%	-5.4%	-0.8%	-7.9%
Austin	1,677	11.9%	92.6%	91.7%	-0.4%	-5.7%	-2.2%	-7.7%
Dallas	1,123	8.4%	95.2%	93.6%	-0.8%	-3.5%	3.4%	-7.1%
Washington, D.C.	82	1.8%	95.1%	94.9%	2.5%	4.6%	-10.6%	10.5%
Other	1,243	5.0%	90.4%	84.0%	-1.1%	-1.0%	5.9%	-6.0%
Totals	15,790	100.0%	94.1%	92.2%	1.0%	-2.3%	1.0%	-4.0%

GABLES RESIDENTIAL				17
Results of Property Operations - Sequential Quarter Comparisons
December 31, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended December 31, 2003 ("4Q 2003") and September 30, 2003 ("3Q 2003") is as follows:

				Number of
				4Q 2003
				Apt. Homes	4Q 2003	3Q 2003	$ Change	% Change
Rental and other property revenues:						(6)
Same-store communities (1)				17,834	$ 48,215	$ 48,821	$ (606)	-1.2%	(A)
Triple net master lease communities				728	1,850	1,850	-	0.0%
Communities stabilized in 4Q 2003, but not in 3Q 2003				785	2,207	2,196	11	0.5%
Development and lease-up communities				1,681	3,032	2,128	904	42.5%
Communities under renovation or not fully operational				639	1,288	1,113	175	15.7%
Acquired stabilized communities (2)				-	-	-	-	-
Sold communities (3)				-	-	-	-	-
Total property revenues				21,667	$ 56,592	$ 56,108	$ 484	0.9%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 17,762	$ 18,459	$ (697)	-3.8%	(A)
Triple net master lease communities					204	204	-	0.0%
Communities stabilized in 4Q 2003, but not in 3Q 2003					865	890	(25)	-2.8%
Development and lease-up communities					1,293	961	332	34.5%
Communities under renovation or not fully operational					542	502	40	8.0%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property operating and maintenance expenses					$ 20,666	$ 21,016	$ (350)	-1.7%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 30,453	$ 30,362	$ 91	0.3%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 4Q 2003, but not in 3Q 2003					1,342	1,306	36	2.8%
Development and lease-up communities					1,739	1,167	572	49.0%
Communities under renovation or not fully operational					746	611	135	22.1%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property net operating income (NOI)					$ 35,926	$ 35,092	$ 834	2.4%

Total property NOI as a percentage of total property revenues					63.5%	62.5%	-	1.0%

(1) Communities that were owned and fully stabilized throughout both 4Q 2003 and 3Q 2003 ("same-store").
(2) Stabilized communities that were acquired subsequent to October 1, 2003.
(3) Communities that were sold subsequent to July 1, 2003.
(4) See (4) on page 14.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(6)  The results reported for 3Q 2003 in the earnings release dated November 4, 2003 have been restated to reflect the results of Gables Bradford Place and Gables Bradford Pointe as discontinued operations pursuant to SFAS No. 144.  These communities were sold in 4Q 2003 and contributed
      $1,481 in total property revenues, $544 in property operating and maintenance expenses and $937 in property NOI to the 3Q 2003 results.

(A) Additional information for the 68 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 3Q 2003 to 4Q 2003 in
	Apartment	4Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 4Q 2003	in 4Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,729	31.0%	95.4%	93.7%	0.5%	0.6%	-9.3%	6.4%
Houston	3,857	20.0%	92.9%	91.4%	-1.8%	-3.0%	-3.5%	-2.7%
Atlanta	4,297	19.3%	93.1%	89.6%	-0.6%	-1.7%	-4.4%	0.2%
Dallas	1,634	11.2%	93.7%	91.3%	-1.2%	-2.2%	4.5%	-5.7%
Austin	1,677	10.6%	93.5%	92.5%	0.8%	-1.3%	-0.4%	-1.8%
Washington, D.C.	82	1.7%	95.4%	95.3%	2.8%	2.5%	-13.5%	7.5%
Other	1,558	6.2%	90.5%	83.1%	-1.0%	-1.5%	3.1%	-4.9%
Totals	17,834	100.0%	93.7%	91.2%	-0.5%	-1.2%	-3.8%	0.3%

GABLES RESIDENTIAL			18
Consolidated Statements of Operations - SFAS No. 144
December 31, 2003
(Unaudited and amounts in thousands)	Three months ended December 31, 2003		Three months ended December 31, 2002

	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 53,725	$ 735	$ 54,460	$ 49,835	$ 4,415	$ 54,250
Other property revenues	2,867	48	2,915	2,494	225	2,719
Total property revenues	56,592	783	57,375	52,329	4,640	56,969
Property management revenues	2,350	-	2,350	1,857	-	1,857
Ancillary services revenues	1,817	-	1,817	1,731	-	1,731
Interest income	9	-	9	42	-	42
Other revenues	624	-	624	39	-	39
Total other revenues	4,800	-	4,800	3,669	-	3,669
Total revenues	61,392	783	62,175	55,998	4,640	60,638

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,666	290	20,956	18,486	2,116	20,602
Real estate asset depreciation and amortization	13,231	135	13,366	12,033	887	12,920
Property management (owned and third party)	4,271	-	4,271	3,267	-	3,267
Ancillary services	953	-	953	1,276	-	1,276
Interest expense and credit enhancement fees	11,264	70	11,334	11,074	613	11,687
Amortization of deferred financing costs	507	-	507	378	-	378
General and administrative	2,143	-	2,143	1,650	-	1,650
Corporate asset depreciation and amortization	646	-	646	436	-	436
Unusual items	-	-	-	-	-	-
Total expenses	53,681	495	54,176	48,600	3,616	52,216

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	7,711	288	7,999	7,398	1,024	8,422

Equity in income of joint ventures	15	-	15	41	-	41
Gain on sale of previously depreciated operating real estate assets	-	20,283	20,283	-	7,631	7,631
Gain on sale of land and development rights	-	-	-	32	-	32
Minority interest of common unitholders in Operating Partnership	(492)	(2,875)	(3,367)	(1,086)	(1,673)	(2,759)
Minority interest of preferred unitholders in Operating Partnership	(539)	-	(539)	(1,078)	-	(1,078)

Income from continuing operations	6,695	17,696	24,391	5,307	6,982	12,289

Operating income from discontinued operations, net of minority interest	247	(247)	-	826	(826)	-
Gain on disposition of discontinued operations, net of minority interest	17,449	(17,449)	-	6,156	(6,156)	-

Income from discontinued operations, net of minority interest	17,696	(17,696)	-	6,982	(6,982)	-

Net income	24,391	-	24,391	12,289	-	12,289

Dividends to preferred shareholders	(2,193)	-	(2,193)	(843)	-	(843)
Original issuance costs associated with redemption of preferred shares	(1,327)	-	(1,327)	-	-	-

Net income available to common shareholders	$ 20,871	$ -	$ 20,871	$ 11,446	$ -	$ 11,446

The Company adopted SFAS No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets,"  effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  The Company has sold the following wholly-owned operating real estate assets:  three during the first quarter of 2002, one during the fourth quarter of 2002, one during the first quarter of 2003, two during the third quarter of 2003 and two during the fourth quarter of 2003.  The Company retained management of two of the assets sold during the first quarter of 2002.  Due to the Company's continuing involvement with the operations of the two assets sold for which the Company retained management, the operating results of these assets are included in continuing operations.  The operating results for the seven remaining wholly-owned assets sold for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the seven assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended December 31, 2003 and 2002, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL	19
Consolidated Statements of Operations - SFAS No. 144
December 31, 2003
(Unaudited and amounts in thousands)

	Year ended December 31, 2003			Year Ended December 31, 2002
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 208,394	$ 9,182	$ 217,576	$ 198,005	$ 16,931	$ 214,936
Other property revenues	11,809	526	12,335	11,118	1,086	12,204
Total property revenues	220,203	9,708	229,911	209,123	18,017	227,140
Property management revenues	8,495	-	8,495	7,309	-	7,309
Ancillary services revenues	7,282	-	7,282	8,317	-	8,317
Interest income	173	-	173	378	-	378
Other revenues	1,168	-	1,168	700	-	700
Total other revenues	17,118	-	17,118	16,704	-	16,704
Total revenues	237,321	9,708	247,029	225,827	18,017	243,844

Expenses:
Property operating and maintenance (exclusive of items shown below)	79,668	4,001	83,669	74,279	7,797	82,076
Real estate asset depreciation and amortization	50,592	1,926	52,518	44,557	3,342	47,899
Property management (owned and third party)	15,169	-	15,169	12,897	-	12,897
Ancillary services	4,255	-	4,255	5,236	-	5,236
Interest expense and credit enhancement fees	44,756	1,112	45,868	42,349	2,122	44,471
Amortization of deferred financing costs	1,907	-	1,907	1,336	-	1,336
General and administrative	8,800	-	8,800	7,377	-	7,377
Corporate asset depreciation and amortization	2,046	-	2,046	1,722	-	1,722
Unusual items	-	-	-	1,687	-	1,687
Total expenses	207,193	7,039	214,232	191,440	13,261	204,701

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	30,128	2,669	32,797	34,387	4,756	39,143

Equity in income of joint ventures	265	-	265	2,900	-	2,900
Gain on sale of previously depreciated operating real estate assets	-	37,693	37,693	17,906	9,829	27,735
Gain on sale of land and development rights	-	-	-	2,100	-	2,100
Minority interest of common unitholders in Operating Partnership	(3,215)	(6,475)	(9,690)	(8,241)	(2,836)	(11,077)
Minority interest of preferred unitholders in Operating Partnership	(3,773)	-	(3,773)	(4,312)	-	(4,312)

Income from continuing operations	23,405	33,887	57,292	44,740	11,749	56,489

Operating income from discontinued operations, net of minority interest	2,189	(2,189)	-	3,830	(3,830)	-
Gain on disposition of discontinued operations, net of minority interest	31,698	(31,698)	-	7,919	(7,919)	-

Income from discontinued operations, net of minority interest	33,887	(33,887)	-	11,749	(11,749)	-

Net income	57,292	-	57,292	56,489	-	56,489

Dividends to preferred shareholders	(6,903)	-	(6,903)	(6,819)	-	(6,819)
Original issuance costs associated with redemption of preferred shares	(1,327)	-	(1,327)	(4,009)	-	(4,009)

Net income available to common shareholders	$ 49,062	$ -	$ 49,062	$ 45,661	$ -	$ 45,661

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS
No. 144), be reflected as discontinued operations in the statements of operations for all periods presented. The Company has sold the following wholly-owned operating real estate assets: three during the first quarter of 2002, one during the fourth quarter of 2002, one during the first quarter of 2003, two during the third quarter of 2003 and two during the fourth quarter of 2003. The Company retained management of two of the assets sold during the first quarter of 2002. Due to the Company's continuing involvement with the operations of the two assets sold for which the Company retained management, the operating results of these assets are included in continuing operations. The operating results for the seven remaining wholly-owned assets sold for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented. Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the seven assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the years ended December 31, 2003 and 2002, respectively. The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL	20
Results of Joint Venture Operations
December 31, 2003
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months (QTD) and years (YTD) ended December 31, 2003 (the "2003 Period")
and December 31, 2002 (the "2002 Period") is as follows:

Company's share of joint venture results:
	QTD 2003 Period				Total
	Stabilized	Lease-up	Sales		QTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 1,247	$ 103	$ -	$ 1,350	$ 1,285
Property operating and maintenance expenses
(exclusive of items shown separately below)	(538)	(55)	-	(593)	(564)
Property net operating income (NOI)	$ 709	$ 48	$ -	$ 757	$ 721
Interest expense and credit enhancement fees	(259)	(19)	-	(278)	(243)
Amortization of deferred costs	(34)	(4)	-	(38)	(14)
Other	(10)	(2)	-	(12)	(13)
Funds from operations (FFO)	$ 406	$ 23	$ -	$ 429	$ 451
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	-
Real estate asset depreciation	(373)	(41)	-	(414)	(410)
Equity in income of joint ventures	$ 33	$ (18)	$ -	$ 15	$ 41

Number of operating communities	8	1	-	9	8
Number of apartment homes in operating communities	2,678	297	-	2,975	2,678
Average percent occupied during the period	93%	62%	-	90%	86%

Company's share of joint venture results:
	YTD 2003 Period
	Stabilized	Lease-up	Sales		Total YTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 3,224	$ 1,661	$ -	$ 4,885	$ 5,035
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,409)	(685)	-	(2,094)	(2,184)
Property net operating income (NOI)	$ 1,815	$ 976	$ -	$ 2,791	$ 2,851
Interest expense and credit enhancement fees	(631)	(282)	-	(913)	(950)
Amortization of deferred costs	(26)	(64)	-	(90)	(70)
Other	(44)	(8)	-	(52)	(41)
Funds from operations (FFO)	$ 1,114	$ 622	$ -	$ 1,736	$ 1,790
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	2,611
Real estate asset depreciation	(893)	(578)	-	(1,471)	(1,501)
Equity in income of joint ventures	$ 221	$ 44	$ -	$ 265	$ 2,900

Number of operating communities	6	3	-	9	12
Number of apartment homes in operating communities	2,084	891	-	2,975	3,892
Average percent occupied during the period	92%	68%	-	85%	84%

(1) Communities that were owned and fully stabilized throughout the QTD and YTD 2003 Period, as applicable.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of the QTD and YTD 2003 Period, as applicable.
(3) Communities that were sold subsequent to the beginning of the QTD and YTD 2003 Period, as applicable.

GABLES RESIDENTIAL	21
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
December 31, 2003
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended		Years ended
	December 31,		December 31,
	2003	2002	2003	2002
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 20,871	$ 11,446	$ 49,062	$ 45,661
Dividends to preferred shareholders	2,193	843	6,903	6,819
Original issuance costs associated with redemption of preferred shares	1,327	-	1,327	4,009
Minority interest of preferred unitholders in Operating Partnership	539	1,078	3,773	4,312
Minority interest of common unitholders in Operating Partnership	3,367	2,759	9,690	11,077
Interest expense and credit enhancement fees	11,334	11,687	45,868	44,471
Unusual items	-	-	-	1,687
Long-term compensation expense	406	118	1,655	1,230
Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets	(20,283)	(7,631)	(37,693)	(27,735)
Joint venture real estate assets	-	-	-	(2,611)
Gain on sale of land and development rights	-	(32)	-	(2,100)
Total gain on sale of real estate assets	(20,283)	(7,663)	(37,693)	(32,446)
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	13,366	12,920	52,518	47,899
Joint venture real estate assets	414	410	1,471	1,501
Corporate asset depreciation	646	436	2,046	1,722
Amortization of deferred costs:
Wholly-owned real estate assets	507	378	1,907	1,336
Joint venture real estate assets	38	14	90	70
Total depreciation and amortization expense	14,971	14,158	58,032	52,528

Income available for debt service and preferred dividends (a)	$ 34,725	$ 34,426	$ 138,617	$ 139,348

Interest expense and credit enhancement fees (b)	$ 11,334	$ 11,687	$ 45,868	$ 44,471
Regularly scheduled principal amortization payments	572	635	2,152	3,670
Total debt service (c)	$ 11,906	$ 12,322	$ 48,020	$ 48,141

Dividends to preferred shareholders	$ 2,193	$ 843	$ 6,903	$ 6,819
Minority interest of preferred unitholders in Operating Partnership	539	1,078	3,773	4,312
Total preferred dividends (d)	$ 2,732	$ 1,921	$ 10,676	$ 11,131

Capitalized interest	$ 2,148	$ 2,141	$ 8,492	$ 8,875
Capitalized interest funded by construction loans included
in capitalized interest above	$ 178	$ 32	$ 404	$ 32

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	3.06	2.95	3.02	3.13
Debt service (a)/(c)	2.92	2.79	2.89	2.89
Debt service and preferred dividends (a)/((c)+(d))	2.37	2.42	2.36	2.35

GABLES RESIDENTIAL	22
Consolidated Balance Sheets
December 31, 2003
(Unaudited and amounts in thousands, except for per share data)

	December 31,	December 31,
	2003	2002
ASSETS:
Real estate assets:
Land	$ 283,015	$ 250,095
Buildings	1,368,009	1,259,399
Furniture, fixtures and equipment	140,077	130,547
Construction in progress	146,041	129,159
Investment in joint ventures	11,456	12,256
Undeveloped land	15,822	12,951
Real estate assets before accumulated depreciation	1,964,420	1,794,407
Less: accumulated depreciation	(297,464)	(266,139)
Net real estate assets	1,666,956	1,528,268

Cash and cash equivalents	5,915	6,281
Restricted cash	6,356	7,632
Deferred financing costs, net	5,029	5,555
Other assets, net	40,995	36,198
Total assets	$ 1,725,251	$ 1,583,934

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$ 1,003,100	$ 958,574
Accrued interest payable	13,751	14,081
Preferred dividends payable	374	1,834
Real estate taxes payable	16,032	16,172
Accounts payable and accrued expenses - construction	12,549	7,275
Accounts payable and accrued expenses - operating	16,401	18,814
Security deposits	4,048	4,133
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,746	-
Total liabilities	1,072,001	1,020,883

Minority interest of common unitholders in Operating Partnership	70,711	89,882
Minority interest of Series B preferred unitholders in Operating Partnership	-	50,192
Series Z Preferred Shares at $25.00 liquidation preference,
180 shares issued and outstanding	-	4,500

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding at December 31, 2002	-	40,000
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding at December 31, 2003	40,000	-
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding at December 31, 2003	75,000	-
Series Z Preferred Shares and Series B Preferred Units,
exchangeable into Series B Preferred Shares, reported above	-	-
Common shares, $0.01 par value, 100,000 shares authorized,
33,120 and 28,856 shares issued at December 31, 2003 and
December 31, 2002, respectively	331	289
Additional paid-in capital	573,636	485,694
Treasury shares at cost, 4,340 and 4,385 common shares at
December 31, 2003 and December 31, 2002, respectively	(105,171)	(106,190)
Deferred long-term compensation	(1,257)	(1,316)
Accumulated earnings	-	-
Total shareholders' equity	582,539	418,477
Total liabilities and shareholders' equity	$ 1,725,251	$ 1,583,934

23
GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
December 31, 2003
(Unaudited and amounts in thousands, except per home and square foot data)

					Categorization of YTD 2003 Additional Capitalized Value
				YTD 2003	Acquisitions,	Capital Expenditures			Recurring		YTD 2003
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Value		Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	12/31/2003	12/31/2003	12/31/2002	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	16,330	$ 1,339,367	$ 1,323,535	$ 15,832	$ 306	$ 9,084	$ 6,442	$ 15,832	$ 556	$ 0.54	$ 943	$ 0.92

B Renovation communities (3)	1,924	132,939	112,836	20,103	19,286	655	162	20,103	nm	nm	nm	nm

C Triple net master lease communities	728	58,317	57,910	407	-	-	407	407	na	na	na	na

D Development and lease-up communities (4)	2,627	283,297	191,221	92,076	91,534	178	364	92,076	nm	nm	nm	nm

E Acquired communities (5)	820	123,222	-	123,222	122,110	181	931	123,222	nm	nm	nm	nm

Subtotal	22,429	1,937,142	1,685,502	251,640	233,236	10,098	8,306	251,640	$ 450	$ 0.43	$ 825	$ 0.79

F Undeveloped land		15,822	3,094	12,728	12,728	-	-	12,728

G Sold communities		-	93,555	(93,555)	(95,098)	400	1,143	(93,555)

H Investment in joint ventures	3,051	11,456	12,256	(800)	(800)	-	-	(800)

Grand total	25,480	$ 1,964,420	$ 1,794,407	$ 170,013	$ 150,066	$ 10,498	$ 9,449	$ 170,013

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
This activity is for the period January 1, 2003 to December 31, 2003.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations. The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2003 to December 31, 2003.

(3) Represents communities that are in renovation or not fully operational during the YTD 2003 period and includes Gables Cityscape, Gables Rock Springs, Gables Town Colony, Lakes at Indian
Creek and Wildwood Gables.

(4) Represents communities that are under development or in lease-up during the YTD 2003 period and includes Gables Augusta, Gables Beach Park, Gables Ellis Street, Gables Floresta,
Gables Grandview, Gables Montecito, Gables North Village, Gables Paces and Gables State Thomas Ravello.

(5) Represents communities that were acquired during the YTD 2003 period and includes Belmar, Gables Knoxbridge, Gables West Avenue and Gables Woodley Park.

GABLES RESIDENTIAL		24
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
December 31, 2003
(Unaudited and amounts in thousands, except for property data)

	December 31, 2003					December 31,
	Arbors of			CMS		2002
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Tennessee	Total	Total

Real estate assets	$ 16,376	$ 48,411	$ 109,841	$ 64,347	$ 238,975	$ 224,555
Less: accumulated depreciation	(5,163)	(7,291)	(5,657)	(7,856)	(25,967)	(17,497)
Net real estate assets	11,213	41,120	104,184	56,491	213,008	207,058
Other assets	3,376	620	2,616	2,904	9,516	8,990

Total assets	$ 14,589	$ 41,740	$ 106,800	$ 59,395	$ 222,524	$ 216,048

Mortgage debt	$ 16,350	$ 28,000	$ 64,315	$ 51,679	$ 160,344	$ 146,575
Other liabilities	708	141	2,874	1,563	5,286	6,492
Partners' capital	(2,469)	13,599	39,611	6,153	56,894	62,981

Total liabilities and partners' capital	$ 14,589	$ 41,740	$ 106,800	$ 59,395	$ 222,524	$ 216,048

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	8.26%

Gables' share of JV mortgage debt (3)	$ 4,088	$ 5,600	$ 12,863	$ 4,269	$ 26,820	$ 24,016
Gables' investment in JV	$ 605	$ 2,991	$ 8,284	$ (424)	$ 11,456	$ 12,256

Number of communities owned by JV	1	1	5	3	10	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	1,153	1,118	3,051	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL				25
Portfolio Indebtedness Summary
December 31, 2003
(Unaudited and amounts in thousands)

			Interest	Total	Years to
Type of Indebtedness		Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes		$ 500,682	6.58%	6.58%	2.92
Secured fixed-rate notes		117,501	7.82%	7.82%	4.98
Unsecured tax-exempt fixed-rate loans		48,365	4.75%	4.75%	0.50
Secured tax-exempt fixed-rate loans		20,550	5.89%	6.68%	11.04

Total fixed-rate indebtedness		$ 687,098	6.65%	6.67%	3.34

Variable Rate:
Secured tax-exempt variable-rate loans		$ 170,955	1.18%	2.14%	3.12
Unsecured variable-rate credit facilities (3)		115,195	1.63%	1.63%	1.20
Secured variable-rate construction loans		29,852	3.10%	3.10%	2.75

Total variable-rate indebtedness		$ 316,002	1.52%	2.04%	2.39

Total portfolio debt (4), (5), (6)		$1,003,100	5.03%	5.21%	3.04

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $300,000 unsecured credit facility.

(4) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at December 31, 2003 for purposes of interest capitalization were $137,270.

(5) Excludes (i) $16,350 of tax-exempt bonds related to a joint venture in which Gables owns a 25%
interest, (ii) $92,315 of indebtedness related to joint ventures in which Gables owns a 20% interest, and (iii) $51,679 of conventional indebtedness related to a joint venture in which Gables owns an
8.26% interest.

(6) Gables' debt maturities are as follows:

	Regularly Scheduled	Balloon Principal
	Principal Amortization	Payment due at
	Payments	Maturity		Total
2004	$1,633	$ 58,190		$ 59,823
2005	1,735	276,985		278,720
2006	1,653	233,092		234,745
2007	1,775	206,398		208,173
2008	1,396	90,200		91,596
2009 and thereafter	12,849	117,194		130,043

Total	$21,041	$ 982,059		$ 1,003,100

				26
GABLES RESIDENTIAL
Selected Financial Data
December 31, 2003
(Unaudited and amounts in thousands, except for per share data)

			Page	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Years ended December 31,		%
		Notes	No. (1)	2003	2003	2003	2003	2003	2002	Change

Total revenues		(2)	18, 19	$60,734	$60,837	$ 63,283	$ 62,175	$ 247,029	$ 243,844	1.3%
Income available for debt service and preferred dividends		(2)	21	$34,407	$34,079	$ 35,406	$ 34,725	$ 138,617	$ 139,348	-0.5%

Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)			13	$ 4,476	$ 3,677	$ 3,847	$ 3,175	$ 15,175	$ 33,912	-55.3%
Income from discontinued operations			13	$ 4,772	$ 708	$ 10,711	$ 17,696	$ 33,887	$ 11,749	188.4%
Net income available to common shareholders			13	$ 9,248	$ 4,385	$ 14,558	$ 20,871	$ 49,062	$ 45,661	7.4%
Funds from operations (FFO) available to common shareholders			14	$19,802	$18,518	$ 18,993	$ 17,735	$ 75,048	$ 75,792	-1.0%
Adjusted funds from operations (AFFO) available to common shareholders			14	$17,333	$15,762	$ 16,133	$ 15,322	$ 64,550	$ 62,715	2.9%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)		(3)	13	$ 0.18	$ 0.15	$ 0.15	$ 0.11	$ 0.58	$ 1.37	-57.7%
Income from discontinued operations, net of minority interest		(3)	13	$ 0.19	$ 0.03	$ 0.41	$ 0.62	$ 1.28	$ 0.48	166.7%
Net income available to common shareholders		(3)	13	$ 0.38	$ 0.18	$ 0.56	$ 0.73	$ 1.87	$ 1.85	1.1%
Funds from operations (FFO) available to common shareholders			14	$ 0.65	$ 0.61	$ 0.60	$ 0.53	$ 2.39	$ 2.47	-3.2%
Adjusted funds from operations (AFFO) available to common shareholders		(3)	14	$ 0.57	$ 0.52	$ 0.51	$ 0.46	$ 2.05	$ 2.04	0.5%

Interest expense and credit enhancement fees		(2)	18, 19	$11,515	$11,410	$ 11,609	$ 11,334	$ 45,868	$ 44,471	3.1%
Debt service		(2)	21	$12,043	$11,932	$ 12,139	$ 11,906	$ 48,020	$ 48,141	-0.3%
Preferred dividends to shareholders and unitholders			21	$ 1,922	$ 2,750	$ 3,272	$ 2,732	$ 10,676	$ 11,131	-4.1%
Interest coverage ratio			21	2.99	2.99	3.05	3.06	3.02	3.13	-3.5%
Debt service coverage ratio			21	2.86	2.86	2.92	2.92	2.89	2.89	0.0%
Debt service and preferred dividend coverage ratio			21	2.46	2.32	2.30	2.37	2.36	2.35	0.4%
Capitalized interest			21	$ 2,103	$ 2,258	$ 1,983	$ 2,148	$ 8,492	$ 8,875	-4.3%

Gross operating margin for property operations			15, 16	65.6%	63.7%	62.5%	63.5%	63.8%	64.5%	-0.7%

Dividends declared per common share			na	$ 0.6025	$ 0.6025	$ 0.6025	$ 0.6025	$ 2.4100	$ 2.4100	0.0%
Common share dividends as a % of FFO		(4)	na	92.7%	98.8%	100.4%	111.6%	100.8%	97.2%	3.6%
Common share dividends as a % of AFFO		(4)	na	105.7%	115.9%	118.1%	131.0%	117.0%	117.6%	-0.6%
Common share dividends as a % of FFO - after supplemental adjustment for preferred redemption charges		(5)	na	92.7%	98.8%	100.4%	103.9%	98.8%	92.3%	6.5%
Common share dividends as a % of AFFO - after supplemental adjustment for preferred redemption charges		(5)	na	105.7%	115.9%	118.1%	120.5%	114.8%	110.6%	4.2%

Gables Residential total return		(6), (8)	na	9.9%	26.8%	38.1%	51.2%	51.2%	-8.3%	nm
NAREIT Equity Residential Apartment REIT Total Return Index		(7), (8)	na	-1.4%	8.3%	21.0%	25.5%	25.5%	-6.1%	nm

GABLES RESIDENTIAL				27
Selected Financial Data (continued)
December 31, 2003
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	September 30,	December 31,	December 31,	%
	Notes	No. (1)	2003	2003	2003	2003	2002	Change
Balance Sheet Information:
Construction in progress	(9)	22	$ 150,856	$ 172,485	$ 100,731	$ 146,041	$ 129,159	13.1%
Total real estate assets, before accumulated depreciation		22	$ 1,833,905	$ 1,899,087	$ 1,943,964	$ 1,964,420	$ 1,794,407	9.5%
Total assets		22	$ 1,616,342	$ 1,673,593	$ 1,708,400	$ 1,725,251	$ 1,583,934	8.9%

Total debt outstanding		22	$ 1,014,873	$ 986,726	$ 941,783	$ 1,003,100	$ 958,574	4.6%
Total qualifying construction expenditures	(10)	na	$ 141,643	$ 124,444	$ 114,451	$ 137,270	$ 130,015	5.6%
Preferred shares and units at $25 liquidation preference		na	$ 94,500	$ 169,500	$ 169,500	$ 119,500	$ 94,500	26.5%

Common shares outstanding		na	24,540	24,914	27,884	28,780	24,471	17.6%
Common units outstanding		na	5,801	5,600	5,202	4,353	5,811	-25.1%
Total common shares and units outstanding		na	30,341	30,514	33,086	33,133	30,282	9.4%

Closing common share price		na	$ 25.76	$ 30.23	$ 32.32	$ 34.74	$ 24.93	39.4%

28
GABLES RESIDENTIAL
Notes to Selected Financial Data
December 31, 2003
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first through fourth quarter 2003 per share amounts does not equal the per share amount for the year ended December 31, 2003. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the year.

(4)	Common dividends per share as a percentage of FFO and AFFO is calculated using the basic per share data on page 14.

(5)	Common dividends per share as a percentage of FFO and AFFO is calculated using the basic per share data on page 14 after a supplemental adjustment to exclude (i) the charge of $1.3 million, or $0.04 per share, recorded in connection with the
November 2003 redemption of the Series B Preferred Units and (ii) the charge of $4.0 million, or $0.13 per share, recorded in connection with the August 2002 redemption of the Series A Preferred Shares. Such charges represent the original issuance costs incurred with the issuance of the preferred securities and as such do not represent costs incurred in connection with the 2003 and 2002 redemptions.

(6)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The NAREIT Equity Residential Apartment REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of approximately 20 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(8)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(9)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(10)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL						29
Development/Lease-up Communities
December 31, 2003

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at December 31, 2003			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs-ph. 2 (1)	233	$ 25	$ 3		94%	68%	61%	2 Q 2002	2 Q 2003	2 Q 2004	3 Q 2004
Austin, TX	Gables Grandview	458	56	13		71%	7%	5%	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
Houston, TX	Gables Augusta	312	33	14		46%	2%	--	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
South FL	Gables Floresta	311	39	13		58%	11%	9%	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
South FL	Gables Montecito (2)	450	56	49		3%	--	--	2 Q 2004	2 Q 2005	2 Q 2006	4 Q 2006
Tampa, FL	Gables Beach Park	166	22	2		89%	5%	1%	1 Q 2003	4 Q 2003	2 Q 2004	4 Q 2004
Wholly-Owned totals		1,930	$ 231	$ 94

Co-Investment Development/Lease-up Community (3):
Tampa, FL	Gables West Park Village III	76	$ 10	$ 8		7%	--	--	4 Q 2003	3 Q 2004	4 Q 2004	1 Q 2005
Co-Investment totals		76	$ 10	$ 8	(4)

Wholly-Owned Completed Community in Lease-up:
Dallas, TX	Gables State Thomas Ravello	290	$ 48	$ -		100%	90%	88%	4 Q 2001	1 Q 2003	3 Q 2003	2 Q 2004
Wholly-Owned totals		290	$ 48	$ -

Co-Investment Completed Community in Lease-up (3):
Tampa, FL	Gables West Park Village II	297	$ 27	$ -		100%	80%	70%	2 Q 2002	1 Q 2003	4 Q 2003	2 Q 2004
Co-Investment totals		297	$ 27	$ -

(1) This community represents the reconstruction of 100 apartment homes previously owned and operated by Gables into 233 apartment homes.
(2) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale once development is complete.
Amounts pertaining to the single-family lots have been excluded from the disclosure above. At December 31, 2003, $8 million in costs have been incurred pertaining to the single family lots. Such costs are included in construction in progress in the accompanying balance sheet.
(3) These communities are owned by the Gables Residential Apartment Portfolio Two Joint Venture.
(4) Construction loan proceeds are expected to fund $4 million of the costs to complete at December 31, 2003. The remaining costs will be funded by capital contributions to the venture from the venture partner and Gables in a funding ratio of 80% and 20%, respectively.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL		30
Stabilized Communities
December 31, 2003
		December 31,		December 31, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	98%		$ 1,036	$ 0.84
Buckhead Gables	162	94%		757	1.00
Gables Cityscape	182	97%	(1)	769	0.93
Gables Metropolitan I (JV)	435	91%		1,217	1.09
Gables Metropolitan II (JV)	274	94%		1,270	1.14
Gables Mill	438	91%		768	0.83
Gables Montclair	183	96%		1,417	0.92
Gables Northcliff	82	93%		1,160	0.74
Gables Paces	80	90%		1,900	1.15
Gables Rock Springs I	188	90%		965	0.86
Gables Vinings	315	94%		945	0.88
Gables Walk	310	93%		969	0.82
Gables Wood Arbor	140	95%		632	0.69
Gables Wood Crossing	268	94%		687	0.72
Gables Wood Glen	380	94%		613	0.62
Gables Wood Knoll	312	93%		668	0.67
Lakes at Indian Creek	603	92%		587	0.64
Roswell Gables I	384	93%		824	0.76
Roswell Gables II	284	93%		824	0.70
Spalding Gables	252	96%		835	0.84
Wildwood Gables	546	93%		852	0.75
	5,922	93%		871	0.82
South FL
Belmar	36	----	(2)	936	0.61
Cotton Bay	444	96%		787	0.80
Gables Boca Place	180	91%		1,071	1.10
Gables Boynton Beach I	252	97%		957	0.80
Gables Boynton Beach II	296	95%		953	0.79
Gables Kings Colony	480	96%		905	1.00
Gables Mizner on the Green	246	96%		1,556	1.23
Gables Palma Vista	189	93%		1,631	1.13
Gables San Michele I	249	92%		1,517	1.08
Gables San Michele II	343	94%		1,508	1.09
Gables San Remo	180	93%		1,297	0.95
Gables Town Colony	172	96%		1,006	1.17
Gables Town Place	312	96%		873	1.05
Gables Wellington	222	94%		1,078	0.93
Hampton Lakes	300	92%		853	0.81
Hampton Place	368	94%		799	0.83
Mahogany Bay	328	96%		838	0.83
Vinings at Hampton Village	168	98%		870	0.72
	4,765	95%		1,051	0.95
Houston, TX
Gables Austin Colony	237	93%		925	0.95
Gables Cityscape	252	94%		913	1.07
Gables CityWalk/Waterford Square	317	94%		874	1.08
Gables Edgewater	292	96%		851	0.97
Gables Lions Head	277	95%		769	0.91
Gables Metropolitan Uptown	318	90%		997	1.09
Gables of First Colony	324	92%		987	0.99
Gables Piney Point	246	96%		849	0.92
Gables Pin Oak Green	581	93%		1,214	1.19
Gables Pin Oak Park	474	93%		1,214	1.19
Gables Rivercrest I	140	94%		780	0.93
Gables Rivercrest II	140	97%		767	0.91
Gables Windmill Landing	259	95%		688	0.79
Gables White Oak (JV)	186	94%		967	1.11
	4,043	94%		962	1.04

GABLES RESIDENTIAL		31
Stabilized Communities (continued)
December 31, 2003
		December 31,		December 31, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home		Square Foot

Austin, TX
Gables at the Terrace	308	96%		$ 1,009		$ 1.06
Gables Barton Creek	160	95%		1,312		1.13
Gables Bluffstone	256	91%		949		0.96
Gables Central Park	273	95%		1,369		1.45
Gables Great Hills	276	93%		779		0.94
Gables Park Mesa	148	93%		1,116		1.02
Gables Town Lake	256	96%		1,296		1.39
Gables West Avenue	239	94%		1,371		1.60
	1,916	94%		1,136		1.19
Dallas, TX
Gables at Pearl Street	108	93%		1,251		1.15
Gables CityPlace	232	96%		1,350		1.28
Gables Ellis Street	245	94%		1,581		1.32
Gables Knoxbridge	334	94%		1,054		1.24
Gables Mirabella	126	90%		1,119		1.23
Gables Spring Park	188	94%		938		0.89
Gables State Thomas Townhomes	177	92%		1,760		1.18
Gables Turtle Creek	150	96%		1,166		1.16
Gables Valley Ranch	319	96%		877		0.86
	1,879	94%		1,209		1.14
Memphis, TN
Arbors of Harbortown (JV)	345	97%		901		0.91
Gables Cordova	464	91%		701		0.75
Gables Stonebridge (JV)	500	93%		704		0.80
	1,309	93%		755		0.81
Orlando, FL
Gables Celebration	231	92%		1,079		0.93
Gables Chatham Square	448	100%		----	(3)	----	(3)
Gables North Village	315	90%		1,122		0.84
The Commons at Little Lake Bryan	280	100%		----	(3)	----	(3)
	1,274	96%		1,104		0.88
Nashville, TN
Brentwood Gables (JV)	254	93%		953		0.84
Gables Hendersonville (JV)	364	92%		688		0.73
Gables Hickory Hollow I	276	88%		660		0.74
Gables Hickory Hollow II	272	87%		653		0.68
	1,166	90%		731		0.75
Tampa, FL
Gables West Park Village I (JV)	320	85%		1,182		0.94
	320	85%		1,182		0.94
Washington, D.C.
Gables Dupont Circle	82	99%		2,665		2.74
Gables Woodley Park	211	----	(4)	2,222		2.58
	293	99%		2,346		2.62

TOTALS	22,887	94%		$ 993		$ 0.96

(1) This community is under renovation or not fully operational as of December 31, 2003; therefore, occupancy is based on apartment homes available for lease.

(2) This community was acquired by Gables in December 2003 for renovation and was 72% occupied at
December 31, 2003. This community is adjacent to a land parcel that Gables acquired in January 2004 for the future development of an estimated 261 apartment homes.

(3) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, scheduled rent data is not reflected as it is not comparable to the rest of Gables' portfolio.

(4) This community was in lease-up upon Gables' acquisition in July 2003. At December 31, 2003, the community was 87% occupied.